                                                                    EXHIBIT 99.3

                             Servicer's Certificate
             American Express Travel Related Services Company, Inc.
                                Annual Statement
       Relating to the Period December 28, 2001 through December 28, 2002

                 ----------------------------------------------
                          American Express Master Trust
                 ----------------------------------------------

     The undersigned, a duly authorized representative of American Express Travel Related Services Company, Inc. ("TRS"), as Servicer pursuant to the Amended and Restated Master Pooling and Servicing Agreement dated as of May 1, 1998 (as amended, the "Agreement"), as supplemented by the Series Supplements, amongst TRS, American Express Receivables Financing Corporation ("RFC"), and American Express Centurion Bank (AECB) as Transferor, and The Bank of New York, as Trustee, does hereby certify the information set forth below.

1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement or Series Supplement as applicable. References herein to certain sections and subsections are references to the respective sections and subsections in the Agreement.

2.   TRS is Servicer under the Agreement.

3.   The undersigned is a Servicing Officer.

4.   This Certificate relates to the period from December 28, 2001 through
             December 28, 2002.

A.   Information Regarding the American Express Master Trust

1.   Trust Principal Component at
            December 28, 2001.....                           $6,419,850,150.23

2.   Aggregate Invested Amounts at
            December 28, 2001.....                           $3,213,499,212.00

3.   Transferor Amount at
            December 28, 2001.....                           $3,206,350,938.23

4.   Trust Principal Component at
            December 28, 2002.....                           $7,569,992,176.19

5.    Aggregate Invested Amounts at
            December 28, 2002.....                           $5,105,391,103.00

6.   Transferor Amount at
            December 28, 2002.....                           $2,464,601,073.19

B. Information Regarding Performance of the American Express Master Trust Receivable Pool

1.   The aggregate Receivable balance as of

   (a) December 28, 2001 was equal to.....                   $6,618,402,216.73
   (b) December 28, 2002 was equal to.....                   $7,804,115,645.56

                             Servicer's Certificate
             American Express Travel Related Services Company, Inc.
       Relating to the Period December 28, 2001 through December 28, 2002

2.    The Yield Factor in effect from December 28, 2001 through
       December 28, 2002 was equal to.....                             3.0000%

3. (a)The aggregate amount of Collections on Receivables,
       exclusive of recoveries for the period December 28, 2001
       through December 28, 2002 was equal to.....          $67,150,283,618.04

3. (b)The aggregate balance of Receivables
       deposited to the Collection Account
       pursuant to Sections 2.04(d) and 3.03
       of the Agreement for the period December 28, 2001
       through December 28, 2002 was equal to.....          $             0.00

4.    The aggregate amount of Principal Collections
       for the period December 28, 2001 through December 28, 2002
       was equal to.....                                    $65,135,775,109.50

5.    The aggregate amount of Yield Collections
       for the period December 28, 2001 through December 28, 2002
       was equal to.....                                    $ 2,014,508,508.54

6.    Gross Losses
       [The aggregate amount of Receivables for all Accounts
       which became Defaulted Accounts during the period
       December 28, 2001 through December 28, 2002
       was equal to]...                                     $   280,510,681.86

7.    The aggregate amount of Recoveries
       for the period December 28, 2001 through December 28, 2002
       was equal to.....                                    $    57,807,103.48

8. (a)Net Losses [Gross Losses, less Recoveries]
       for the period December 28, 2001 through December 28, 2002
       was equal to.....                                    $   222,703,578.38

8. (b)The Default Amount [Net Losses, times
       (1 minus the Yield Factor)]
       for the period December 28, 2001 through December 28, 2002
       was equal to.....                                    $   216,022,471.03

C.    Information Regarding Performance of the American Express Master Trust
            Receivable Pool (Percentage Basis)

1.    The aggregate amount of Charge Volume and Fees
       for the period December 28, 2001 through
       December 28, 2002.....                               $67,002,443,665.73

2. Computed yield as a percentage of Charge Volume and Fees [Yield Collections for the period December 28, 2001 through December 28, 2002 divided by the aggregate amount of Charge Volume and Fees for the
       period December 28, 2001 through December 28, 2002.....         3.0066%

                             Servicer's Certificate
             American Express Travel Related Services Company, Inc.
       Relating to the Period December 28, 2001 through December 28, 2002

3.    Gross Losses as a percentage of Charge Volume
       and Fees [Gross Losses, divided by the
       aggregate amount of Charge Volume and Fees for the
       period December 28, 2001 through December 28, 2002.....         0.4187%

4.     Recovery rate [Recoveries, divided by the
       aggregate amount of Charge Volume and Fees for the
       period December 28, 2001 through December 28, 2002.....         0.0863%

5.    Net Losses as a percentage of Charge Volume
       and Fees [Net Losses, divided by the
       aggregate amount of Charge Volume and Fees for the
       period December 28, 2001 through December 28, 2002.....         0.3324%

6. Computed Net Yield as a percentage of Charge Volume and Fees [Yield Collections less net Net Losses, divided by the aggregate amount of Charge Volume and Fees for the period December 28, 2001 through
       December 28, 2002.....                                          2.6742%

7.    Mean monthly Payment rate
       [Average of the Average Monthly Payment Rates
       reported for the Due Periods in 2002].....                     85.5667%

8.    Mean Receivable turnover rate [Average of
       the Receivable Turnover Rates reported for the Due
       Periods in 2002].....                                           9.5579%


Note: In a detailed analysis of its procedures the Servicer has identified certain types of situations where a cardmember cancels his or her securitized account and transfers certain fee services, enrollments and/or balances from that account to another American Express charge account the receivables of which would not be owned by the Trust. As a result, future receivables on these accounts are not owned by the Trust. Although the Servicer's obligations in these situations are not clearly defined, the Servicer has determined to adopt a conservative approach and adjust its procedures so that the receivables in such accounts do remain in the Trust. The Servicer has determined that the current procedures have not had any material adverse affect on the certificateholders nor would it be expected to for the foreseeable future


IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 28th day of March, 2003.




                                             American Express
                                             Travel Related Services
                                             Company, Inc.
                                             Servicer,

                                             By:/s/ Lawrence Belmonte
                                                --------------------------
                                                Name:    Lawrence Belmonte
                                                Title:   Vice President
                                                         CSBS - Planning and
                                                         Forecasting

             -------------------------------------------------------
             American Express Travel Related Services Company, Inc.
                  American Express Master Trust, Series 1994-3
             -------------------------------------------------------

           Schedule - to Year End Servicer's Certificate with respect to the Series 1994-3 Certificates


A. Information Regarding American Express Master Trust aggregated for the period December 28, 2001 through December 28, 2002 allocated to Series 1994-3.

1.     Yield Collections allocated to Series 1994-3.....     $   96,867,018.25

2.     Principal Collections allocated to
        Series 1994-3 during the Revolving Period,
        treated as Excess principal Collections.....         $3,132,033,589.92

3.     The Investor Default Amount allocated to
        Series 1994-3.....                                   $   10,410,935.61

4.     Total amount of Interest distributed to holders
        of Series 1994-3                                     $   24,938,095.20

5.     Total amount of Principal distributed to
        holders of Series 1994-3                             $            0.00




IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 28th day of March, 2003.


                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,

                                      by:/s/ Lawrence Belmonte
                                         --------------------------------------
                                         Name:  Lawrence Belmonte
                                         Title: Vice President
                                                CSBS - Planning and Forecasting

             ------------------------------------------------------
             American Express Travel Related Services Company, Inc.
                  American Express Master Trust, Series 1996-1
             ------------------------------------------------------

           Schedule - to Year End Servicer's Certificate with respect to the Series 1996-1 Certificates


A. Information Regarding American Express Master Trust aggregated for the period December 28, 2001 through December 28, 2002 allocated to Series 1996-1.

1.     Yield Collections allocated to Series 1996-1.....    $   313,377,894.61

2.     Principal Collections allocated to
        Series 1996-1 during the Revolving Period,
        treated as Excess principal Collections.....        $10,132,551,925.61

3.     The Investor Default Amount allocated to
        Series 1996-1.....                                  $    33,680,783.62

4.     Total amount of Interest distributed to holders
        of Series 1996-1                                    $    24,041,580.09

5.     Total amount of Principal distributed to
        holders of Series 1996-1                            $             0.00




IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 28th day of March, 2003.


                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,

                                      by:/s/ Lawrence Belmonte
                                         --------------------------------------
                                         Name:  Lawrence Belmonte
                                         Title: Vice President
                                                CSBS - Planning and Forecasting

             ------------------------------------------------------
             American Express Travel Related Services Company, Inc.
                  American Express Master Trust, Series 1998-1
             ------------------------------------------------------

           Schedule - to Year End Servicer's Certificate with respect to the Series 1998-1 Certificates


A. Information Regarding American Express Master Trust aggregated for the period December 28, 2001 through December 28, 2002 allocated to Series 1998-1.

1.     Yield Collections allocated to Series 1998-1.....    $   322,890,061.22

2.     Principal Collections allocated to
        Series 1998-1 during the Revolving Period,
        treated as Excess principal Collections.....        $10,440,111,979.57

3.     The Investor Default Amount allocated to
        Series 1998-1.....                                  $    34,703,118.74

4.     Total amount of Interest distributed to holders
        of Series 1998-1                                    $    62,521,164.00

5.     Total amount of Principal distributed to
        holders of Series 1998-1                            $             0.00




IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 28th day of March, 2003.


                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,

                                      by:/s/ Lawrence Belmonte
                                         --------------------------------------
                                         Name:  Lawrence Belmonte
                                         Title: Vice President
                                                CSBS - Planning and Forecasting

             ------------------------------------------------------
             American Express Travel Related Services Company, Inc.
                  American Express Master Trust, Series 2001-1
             ------------------------------------------------------

           Schedule - to Year End Servicer's Certificate with respect to the Series 2001-1 Certificates


A. Information Regarding American Express Master Trust aggregated for the period December 28, 2001 through December 28, 2002 allocated to Series 2001-1.

1.     Yield Collections allocated to Series 2001-1.....     $  247,403,600.76

2.     Principal Collections allocated to
        Series 2001-1 during the Revolving Period,
        treated as Excess principal Collections.....         $7,999,383,091.38

3.     The Investor Default Amount allocated to
        Series 2001-1.....                                   $   26,590,092.31

4.     Total amount of Interest distributed to holders
        of Series 2001-1                                     $   15,430,225.66

5.     Total amount of Principal distributed to
        holders of Series 2001-1                             $            0.00




IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 28th day of March, 2003.


                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,

                                      by:/s/ Lawrence Belmonte
                                         --------------------------------------
                                         Name:  Lawrence Belmonte
                                         Title: Vice President
                                                CSBS - Planning and Forecasting

             ------------------------------------------------------
             American Express Travel Related Services Company, Inc.
                  American Express Master Trust, Series 2002-1
             ------------------------------------------------------

           Schedule - to Year End Servicer's Certificate with respect to the Series 2002-1 Certificates


A. Information Regarding American Express Master Trust aggregated for the period December 28, 2001 through December 28, 2002 allocated to Series 2002-1.

1.     Yield Collections allocated to Series 2002-1.....     $  247,403,600.76

2.     Principal Collections allocated to
        Series 2002-1 during the Revolving Period,
        treated as Excess principal Collections.....         $7,999,383,091.38

3.     The Investor Default Amount allocated to
        Series 2002-1.....                                   $   26,590,092.31

4.     Total amount of Interest distributed to holders
        of Series 2002-1                                     $   15,092,697.53

5.     Total amount of Principal distributed to
        holders of Series 2002-1                             $            0.00




IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 28th day of March, 2003.


                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,

                                      by:/s/ Lawrence Belmonte
                                         --------------------------------------
                                         Name:  Lawrence Belmonte
                                         Title: Vice President
                                                CSBS - Planning and Forecasting

             ------------------------------------------------------
             American Express Travel Related Services Company, Inc.
                  American Express Master Trust, Series 2002-2
             ------------------------------------------------------

           Schedule - to Year End Servicer's Certificate with respect to the Series 2002-2 Certificates


A. Information Regarding American Express Master Trust aggregated for the period May 28, 2002 through December 28, 2002 allocated to Series 2002-2.

1.     Yield Collections allocated to Series 2002-2.....     $  194,175,544.93

2.     Principal Collections allocated to
        Series 2002-2 during the Revolving Period,
        treated as Excess principal Collections.....         $6,278,342,619.48

3.     The Investor Default Amount allocated to
        Series 2002-2.....                                   $   24,533,496.06

4.     Total amount of Interest distributed to holders
        of Series 2002-2                                     $   11,251,397.28

5.     Total amount of Principal distributed to
        holders of Series 2002-2                             $            0.00




IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 28th day of March, 2003.


                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,

                                      by:/s/ Lawrence Belmonte
                                         --------------------------------------
                                         Name:  Lawrence Belmonte
                                         Title: Vice President
                                                CSBS - Planning and Forecasting